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                                                                   EXHIBIT 10(i)

                      FIRST TENNESSEE NATIONAL CORPORATION
                              AMENDED AND RESTATED
                            PENSION RESTORATION PLAN
                           ADOPTED OCTOBER 25, 1995

I.       PURPOSE

         This Plan is established by First Tennessee National Corporation and its subsidiaries (herein collectively referred to as "the Company") for the purpose of encouraging and enabling the Company to attract, motivate and retain key executives and for the purpose of providing benefits for certain members of the First Tennessee National Corporation Pension Plan (hereinafter called "the Program") in excess of the limitations of benefits and contributions imposed in respect to such Program by Section 415 and any excess that may result from any limitation on compensation that may be considered by the Program pursuant to Section 401(a)(17), of the Internal Revenue Code of 1986 ("IRC"), as amended.

II.      EFFECTIVE DATE

         The original effective date of the Pension Restoration Plan (hereinafter referred to as the "Plan") was January 1, 1984. The effective date of this Amended and Restated Pension Restoration Plan shall be October 25, 1995.

III.     ADMINISTRATION AND ELIGIBILITY


         A. The Plan will be administered by the Administration Committee (hereinafter referred to as the "Committee") consisting of the Executive Vice President, Division Manager-Personnel and the Vice-President, Manager Compensation. The executives of the Company who will participate will be a select group of management or highly compensated employees and occupy a position in salary grades 1 through 6, as determined by the Human Resources Committee of the Board of Directors, and will receive benefits in accordance with the provisions of the Plan.

         B. The Committee will have the discretion, authority and responsibility (1) of interpreting the Plan and any agreement evidencing benefits granted hereunder, and (2) making all other determinations in connection with the administration of the Plan, all of which shall be final and conclusive.

IV.      PAYMENT OF BENEFITS

         A. In order to qualify to receive the benefits set forth in Paragraph VI, below, a participant must remain employed until age 65, unless an early retirement date is approved by the Human Resources Committee of the Board of Directors.

         B. Benefits payable pursuant to the terms of the Plan shall be paid directly from the general assets of the Company. Should the Company establish any advance reserve, such reserve or fund shall not under any circumstances be deemed to be an asset of the Plan nor a source of payment of any claims under the Plan but, at all times, shall remain a part of the general assets of the Company.

V.       RETIREMENT DATE

         A participant shall be retired under this Plan on the same Retirement Date applicable for him/her under the Program.

VI.      CALCULATION OF BENEFITS

         Commencing with the first month immediately following retirement, each Participant shall receive a monthly





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         payment equal to the difference between (A) and (B) below:

         A. The monthly pension that would have been payable from the Program; determined under its rules on the Participant's Retirement Date, but as if the limitations imposed by IRC
                 Section 415 and Section 401(a)(17) did not apply.

         B. The actual monthly pension payable to the Participant from the Program.

         Any monthly payment under the Plan shall be payable in the same manner and under the same terms and conditions as payments due from the Program.

VII.     CLAIMS PROCEDURES

         All claims for benefits under the Plan shall be submitted in writing to the Committee. A Participant whose claim for benefits is denied shall have the right to a written explanation of the specific reasons for such denial and may request the Committee to reconsider such denial. Upon such a request for reconsideration the Committee shall review its decision with the Participant who may submit in writing such facts and issues, and may review such documents as may be pertinent. The Committee shall render its decision in writing within sixty days. The Committee's decision shall then be final and conclusive.

VIII.    MISCELLANEOUS

         A. Nonalienability. No benefit payable at any time hereunder shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or other legal process, or encumbrances of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether currently or hereafter payable, shall be void. Except as otherwise specifically provided by law, no such benefit shall, in any manner, be liable for or subject to the debts or liabilities of any participant or any other person entitled to such benefit.

         B. No Rights to Employment. The Plan shall not be construed as providing any participant with the right to be retained in the Company's employ or to receive any benefit not specifically provided hereunder.

         C. Amendment and Termination. The Company shall have the right, at any time and from time to time, to amend in whole or in part, or to terminate any of the provisions of the Plan, and such amendment or termination shall be binding upon all participants and parties interest. Notwithstanding the foregoing, the benefits payable hereunder may not be reduced or terminated for those participants who have attained age 65, or for whom an early retirement date has been approved by the Human Resources Committee of the Board of Directors, acting pursuant to Section IV(A) hereof.

         D. Governing Law. The Plan shall be governed by and construed in accordance with the Employee Retirement Income Security Act of 1974 (P.L. 93-406) and to the extent not pre-empted thereby, by the laws of the State of Tennessee.

         E. Successors and Assigns. The Plan and all the provisions hereof shall be binding upon the Company and its subsidiaries and its successors and assigns.

IX.      CHANGE IN CONTROL

                 A. A "Change in Control" means the occurrence of (and shall be deemed to have occurred on the date of the earliest to occur of) any of the following events:

                 (i) The shareholders of the Company approve a definitive agreement or plan to merge, reorganize,





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                          exchange shares or consolidate (a "Business
                          Combination") or the issuance of voting securities of the Company pursuant to a Business Combination, other than a Business Combination which will result in the voting securities of the Company outstanding immediately prior to such Business Combination continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) more than 50 percent of the voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such Business Combination; or

                 (ii) The shareholders of the Company approve a definitive agreement or plan to dissolve and/or liquidate the Company or to sell, lease, exchange, or otherwise dispose of, all or substantially all of the Company's property and assets (a "transaction") to any other corporation or any other legal person, other than a transaction which will result in the voting securities of the Company outstanding immediately prior to such transaction continuing to represent more than 50 percent of the voting power of the voting securities of such other corporation or other legal person outstanding immediately after such transaction; or

                 (iii) A report is filed or required to be filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended ("1934 Act"), disclosing that any person (as such terms is used in Section 13(d) or Section 14(d) of the 1934
                          Act) ("Person"), other than the Company, an entity in which the Company directly or indirectly beneficially owns more than 50 percent of the voting securities (a "Majority-owned subsidiary"), or any employee stock ownership or other employee benefit plan sponsored by the Company or a majority-owned subsidiary, is or has become the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the 1934 Act, or any successor rule or regulation) of securities representing 20 percent or more of the voting power of the then outstanding voting securities of the Company; or

                 (iv) Individuals who are Continuing Directors (as defined below) of the Company cease for any reason to constitute at least a majority of the Board of Directors of the Company.

                          Computations required by subsections (i) and (ii) shall be made on and as of the date of shareholder approval and shall be based on reasonable assumptions that will result in the lowest percentage obtainable. Computations required by subsection (iii) shall be made on and as of the earlier of the date a report is filed or is required to be filed and shall be based on reasonable assumptions that will result in the highest percentage obtainable. For purposes of determining voting power pursuant to subsections (i),
                          (ii), and (iii), all voting securities of a corporation (whether the Company or another entity) shall be considered as a single class. For purposes of subsection (iv), a "Continuing Director" means (a) any director of the Company who was a director of the Company on December 15, 1992, and (b) any other director of the Company whose nomination for election or election as a director was approved by a vote of at least a majority of the directors of the Company who at the time of such vote were Continuing Directors pursuant to clause (a) or (b) hereof. Notwithstanding the prior sentence, there shall be excluded from the definition of "Continuing Director" any director whose initial nomination for election or election occurs as a result of an actual or threatened election contest with respect to the election or removal of directors of the Company or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Continuing Directors, and a threatened election contest or solicitation shall be conclusively presumed to have existed if the Continuing Directors have made such a determination by the time of such director's election.





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B.       Notwithstanding anything herein to the contrary, the benefits payable under the Plan may not be reduced or terminated after a Change in Control for those participants who, at the time of the Change in Control, were eligible for a Deferred Vested Benefit under the Program.

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